NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. REPORTS SECOND QUARTER 2023 RESULTS

•$15.5 million in cash
•$428.0 million in sales, a 16.4 percent year-over-year increase
•Net income attributable to common shareholders of $19.0 million versus $14.4 million compared to Q2 2022
•GAAP diluted EPS of $1.06
•$45.3 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Completed the acquisitions of Riordan Materials Corporation and Florida Valve & Equipment Corp. and Environmental MD

Houston, TX – August 08, 2023 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the second quarter ended June 30, 2023. The following are results for the three months ended June 30, 2023, compared to the three months ended June 30, 2022. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Second Quarter 2023 financial highlights:

•Sales increased 16.4 percent to $428.0 million, compared to $367.8 million for the second quarter of 2022 and 0.9 percent compared to the first quarter of 2023.
•Earnings per diluted share for the second quarter were $1.06 based upon 18.1 million diluted shares, compared to earnings of $0.74 per share in the second quarter of June 30, 2022, based on 19.6 million diluted shares.
•Net income for the second quarter was $19.1 million, compared to $14.4 million for the corresponding prior-year period.
•Adjusted EBITDA for the second quarter of 2023 was $45.3 million compared to $32.6 million for the second quarter of 2022. Adjusted EBITDA as a percentage of sales was 10.6 percent and 8.9 percent, respectively.

David R. Little, Chairman and CEO commented, "Second quarter results reflect the resilience and durability of DXP’s business. We are pleased with our sequential sales growth and strength in our gross profit margins. This resulted in operating leverage that produced earnings per share of $1.06. We continue to experience broad-based demand across our key regions, products, and end markets. DXP’s second quarter 2023 sales were $428.0 million, or a 16.4 percent increase over the second quarter of 2022. Organic sales for the quarter, increased 20.2 percent and acquisitions added $7.3 million in sales. Adjusted EBITDA grew $12.7 million, or 38.9 percent over the second quarter of 2022. During the second quarter of 2023, sales were $298.4 million for Service Center, $66.2 million for Supply Chain Services, and $63.4 million for Innovative Pumping Solutions. Overall, we are very pleased with our performance and the progress DXP continues to make as a growth company. We are optimistic that we can show continued sales and profit improvement during the second half of 2023."

Kent Yee, CFO remarked, "This is DXP’s eleventh consecutive quarter of sequential sales increases. We closed two acquisitions and look forward to closing more during the second half of 2023. Our second quarter sales and adjusted EBITDA continues to set new high watermarks. Specifically, this quarter reflects continued execution of our strategic goals and the confidence we have in our balanced mix of business, tremendous teams, and a strong balance sheet to support our key initiatives. Total debt outstanding as of June 30, 2023, was $425.9 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.53:1.0 with a covenant EBITDA of $161.9 million for the last twelve months ending June 30, 2023."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Non-GAAP Financial Measures

DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, Adjusted EBITDA, free cash flow, non-GAAP net income and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, free cash flow and non-GAAP net income referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase company shares, and for certain other activities.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of low commodity prices of oil and gas; the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q, in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except for share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Sales	$428,040	$367,812	$852,307	$687,223
Cost of sales	296,188	263,550	595,414	488,076
Gross profit	131,852	104,262	256,893	199,147
Selling, general and administrative expenses	94,372	78,342	184,014	151,667
Income from operations	37,480	25,920	72,879	47,480
Other (income) expense, net	(242)	839	(712)	1,377
Interest expense	11,863	5,615	23,384	10,777
Income before income taxes	25,859	19,466	50,207	35,326
Provision for income taxes	6,805	4,973	13,573	8,305
Net income	19,054	14,493	36,634	27,021
Net income (loss) attributable to NCI*	—	60	—	(53)
Net income attributable to DXP Enterprises, Inc.	19,054	14,433	36,634	27,074
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$19,032	$14,411	$36,589	$27,029

Diluted earnings per share attributable to DXP Enterprises, Inc.	$1.06	$0.74	$2.01	$1.39

Weighted average common shares and common equivalent shares outstanding	18,051	19,606	18,242	19,491

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•Service Centers’ revenue for the second quarter was $298.4 million, a 1.1 percent sequential increase and an increase of 18.9 percent year-over-year with a 14.8 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the second quarter was $63.4 million, a sequential increase of 2.3 percent and an increase of 9.8 percent year-over-year with a 16.0 percent operating income margin.
•Supply Chain Services’ revenue for the second quarter was $66.2 million, a 1.3 percent sequential decrease and an increase of 12.3 percent year-over-year with a 8.2 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales	2023	2022	2023	2022
Service Centers	$298,432	$251,098	$593,658	$469,894
Innovative Pumping Solutions	63,441	57,788	125,439	110,846
Supply Chain Services	66,167	58,926	133,210	106,483
Total Sales	$428,040	$367,812	$852,307	$687,223

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Income	2023	2022	2023	2022
Service Centers	$44,129	$32,368	$88,834	$59,719
Innovative Pumping Solutions	10,178	8,726	20,483	15,795
Supply Chain Services	5,416	4,958	10,929	8,978
Total Segments operating income	$59,723	$46,052	$120,246	$84,492

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Income from operations for reportable segments	$59,723	$46,052	$120,246	$84,492
Adjustment for:
Amortization of intangibles	4,582	4,591	9,340	8,826
Corporate expenses	17,661	15,541	38,027	28,186
Income from operations	$37,480	$25,920	$72,879	$47,480
Interest expense	11,863	5,615	23,384	10,777
Other (income) expense, net	(242)	839	(712)	1,377
Income before income taxes	$25,859	$19,466	$50,207	$35,326

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table is a reconciliation of EBITDA and Adjusted EBITDA, non-GAAP financial measures, to income before taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Income before income taxes	$25,859	$19,466	$50,207	$35,326
Plus: interest expense	11,863	5,615	23,384	10,777
Plus: depreciation and amortization	6,703	7,080	13,485	13,832
EBITDA	$44,425	$32,161	$87,076	$59,935

Plus: NCI income (loss) before tax*	$—	$(45)	$—	$68
Plus: stock compensation expense	871	493	1,347	863
Adjusted EBITDA	$45,296	$32,609	$88,423	$60,866
* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$15,533	$46,026
Restricted cash	91	91
Accounts receivable, net of allowances for doubtful accounts	318,651	320,880
Inventories	104,950	101,392
Costs and estimated profits in excess of billings	46,770	23,588
Prepaid expenses and other current assets	15,274	21,644
Income taxes receivable	7,698	2,493
Total current assets	$508,967	$516,114
Property and equipment, net	47,538	45,964
Goodwill	342,273	333,759
Other intangible assets, net of accumulated amortization	72,466	79,585
Operating lease right-of-use assets, net	54,051	57,402
Other long-term assets	9,138	4,456
Total assets	$1,034,433	$1,037,280

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$4,369	$4,369
Trade accounts payable	93,978	100,784
Accrued wages and benefits	28,563	26,260
Customer advances	15,555	20,128
Billings in excess of costs and estimated profits	5,333	10,411
Current-portion operating lease liabilities	17,324	18,083
Other current liabilities	42,843	32,866
Total current liabilities	$207,965	$212,901
Long-term debt, less unamortized debt issuance costs	408,430	409,205
Long-term operating lease liabilities	37,650	40,189
Other long-term liabilities	8,718	4,701
Deferred income taxes	2,205	4,892
Total long-term liabilities	$457,003	$458,987
Total Liabilities	$664,968	$671,888
Equity:
Total DXP Enterprises, Inc. equity	369,465	365,392
Total liabilities and equity	$1,034,433	$1,037,280

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net cash from operating activities	$(2,430)	$5,686	$24,017	$5,686
Less: purchases of property and equipment	(1,813)	(1,848)	(5,617)	(1,848)
Free cash flow	$(4,243)	$3,838	$18,400	$3,838

Note: Supplemental non-cash items include share repurchases which have been excluded.